altman
   development
   corporation

   VIA FACSIMILE-& FEDERAL EXPRESS

   December 14, 1995


   Krupp Insured Plus - III Limited Partnership
   c/o Krupp Mortgage Corporation
   Harbor Plaza
   470 Atlantic Avenue
   Boston, Mass. 02210

   Attention: Ms. Peggy DeMuth

   Re: Royal Palm Place, Ltd.

   Dear Peggy:

   Attached   is  a  signed  executed  copy  of  the  Amended  and  Restated
   Subordinated
   Promissory Note with Exhibits A and B for Royal Palm Place dated December 1, 1995.

   If you have any questions, please call me at your earliest convenience.

   Sincerely,

   ROYAL PALM PLACE, LTD.

   By: ALTMAN DEVELOPMENT CORPORATION
   General Partner


   By:

   Joel L. Altman, President

   cc to Jeffrey Deutch
   cc to George L. Dave
   Attachments


   2201 corporate blvd., n.w., suite 200, boca raton, florida 33431    (407)
   997-8661

                              AMENDED AND RESTATED
                          SUBORDINATED PROMISSORY NOTE

   FOR VALUE RECEIVED, ROYAL PALM PLACE, LTD., a Florida limited partnership, having an address at c/o Altman Development Corporation, 2201 Corporate Blvd., Suite 200, Boca Raton, Florida 33431 (hereinafter referred to as the "Maker" or the "Mortgagor") has made and executed this Amended and Restated Subordinated Promissory Note (the "Amended and Restated Subordinated Note") payable to KRUPP INSURED PLUS - III LIMITED PARTNERSHIP, or order, with offices c/o Berkshire Mortgage Finance Corporation, Harbor Plaza, 470 Atlantic Avenue, Boston, Massachusetts 02110 (hereinafter, together with its and their successors and assigns, referred to as the "Holder").

                                    RECITALS

             A. The Maker previously executed a Subordinated Promissory Note dated March 20, 1991, made payable to Holder which Subordinated Promissory Note was modified by a Modification Agreement dated March 20, 1991 (hereinafter, collectively referred to as the "Original Subordinate Note".) This Amended and Restated Subordinate Note amends and restates the Original Subordinate Note. All accrued but unpaid interest under the Original Subordinate Note shall be payable as provided herein.

             B. The Maker has obtained from First Interstate Commercial Mortgage Company, a Delaware corporation (hereinafter, together with its successors and assigns, referred to as the "First Mortgagee") a loan in the original principal amount of Twenty-Two Million and No/100 Dollars ($22,000,000) (the "First Mortgage Loan") which First Mortgage Loan was assigned to the Federal National Mortgage Association with respect to Royal Palm Place Apartments, a 377-unit housing project (the "Project") located in the City of Kendall, Florida, upon certain real property more particularly described in Exhibit "A" to the Subordinated Mortgage (hereinafter defined) securing this Amended and Restated Subordinated Note.

             C. The First Mortgage Loan is evidenced by a certain Multifamily Note (the "First Mortgage Note") from the Maker to the First Mortgagee, which First Mortgage Note was modified on December 1, 1995, and is secured by a certain mortgage (the "First Mortgage").

             D. The First Mortgage Loan was funded through the sale to the Holder of a mortgage backed security (the "Project MBS"). The interest rate on the First Mortgage Loan and the Project MBS were below prevailing interest rates for comparable loans and securities and the lower interest rates inured to the benefit of the Maker. The Holder was unwilling to acquire the Project MBS unless the Maker agreed to enter into the Original Subordinated Note.

             E. The Holder has entered into a Participation Agreement with Krupp Insured Plus - I Limited Partnership whereby the Holder transferred, assigned and conveyed a 27.3693546% interest in the Project MBS and the Original Subordinated Note.

             NOW, THEREFORE, in consideration of the foregoing and one dollar and other good and valuable consideration in hand paid, the receipt and sufficiency of which-is hereby acknowledged, subject to the requirements specified in Paragraph 3 hereof, the Maker promises to pay to Holder or order on April 1, 2006 (the "Maturity Date"), if not sooner paid, as provided below, all those sums as more particularly described herein.

   1. Payment of Additional Interest. The Maker covenants and agrees to pay the Holder from the date hereof "Additional Interest" which shall mean and include the greater of "Minimum Additional Interest" or "Shared
   Income Interest" as defined below in subparagraphs A and B, and in addition, "Shared Appreciation Interest" as defined in Subparagraph C.

             A. Minimum Additional Interest. "Minimum Additional Interest" shall mean and include interest from April 1, 1993, at the rate of one-half percent (.5%) per annum calculated on the unpaid principal balance of the First Mortgage Note. Minimum Additional Interest shall be deemed earned beginning April 1, 1993 and on the first day of each month thereafter, and shall accrue and be payable in cash annually commencing on the first day of January 1996, and on the first day of each succeeding January of each calendar year thereafter ("Annual Payment Date") until the entire balance of the First Mortgage Note has been paid subject to the provisions of Paragraph 3.A. and the limitations described below in this Paragraph 1. Any owed but unpaid amounts shall be accrued and paid upon any future annual installment or pursuant to Paragraph 1.F.

             B. Shared Income Interest. "Shared Income Interest" shall  mean and include thirty percent (30%) of "Gross Rental Income", as defined below, actually received by the Maker during the annual period of calculation in excess of $3,275,004 (the "Annual Base Income") during the first calendar year and each-succeeding calendar year thereafter. For purposes of this Amended and Restated Subordinated Note, "Gross Rental Income" shall include all cash, notes or other things of value and any and all other consideration, direct or indirect, laundry income, parking income, and all other income from whatever source received in connection with the ownership and operation of the Project, except for:
   (a) proceeds of refinancing; (b) casualty insurance, flood insurance, condemnation proceeds; and (c) capital contributions to the Maker. Such Shared Income Interest shall be deemed earned beginning on the first day of the first calendar month-following the execution of this Amended and Restated Subordinated Note and on the first day of each month thereafter, and shall accrue and be payable in arrears in cash annually on each Annual Payment Date thereafter so long as this Amended and Restated Subordinated Note is outstanding, subject to the provisions of Paragraph 3.A. and the limitations described below in this Paragraph 1. Any owed but unpaid amounts shall be accrued and paid upon any future annual installment or pursuant to Paragraph 1.F.

             Notwithstanding the foregoing obligation of the Maker to pay the greater of Minimum Additional Interest or Shared Income Interest, with respect to the any Annual period, the Maker shall not pay more than the lesser of:

   (i) Thirty percent (30%) of Gross Rental Income actually received by The Maker with respect to such annual period, less the Annual Base Income in-such annual period; or

    (ii) Fifty percent (50%) of the Project's net income ("Net Income"). "Net Income" shall mean Gross Rental Income for the applicable period less payments for ordinary and necessary operating expenses, taxes, deposits to a reserve for replacement escrow and debt service applicable to the modified First Mortgage Note as described below. Debt service for the purpose of calculating Net Income shall consist of the following:

            interest-only payments paid in accordance with the modified First Mortgage Note for such applicable period; and

            in any applicable period in which a paydown of principal of the First Mortgage Loan occurs in accordance with the terms of the modified First Mortgage Note, an amount equal to the principal amortization for such period that would have been paid under the original terms of the First Mortgage Note had it not been modified. An amortization schedule following the original terms of the First Mortgage Note is attached as Exhibit B.

   Furthermore, Gross Rental Income shall not be reduced by any payments for expenses, replacement or capital items which are reimbursed through a reserve for replacement escrow held by the First Mortgagee.

   Any owed but unpaid amounts shall be accrued and paid upon any future annual installment or pursuant to Paragraph 1.F.

             C. Shared Appreciation Interest. "Shared Appreciation Interest" shall mean and include thirty percent (30%) of the excess of the "Value", as defined below, over the "Base Value", as defined below, of the Project until the first to occur of (i) a "Sale of the Project", as defined below, to an unrelated third party or parties; (ii) the Maturity Date determined in accordance with the terms of this Amended and Restated Subordinated Note; or (iii) prepayment of this Amended and Restated Subordinated Note in accordance with its term.

             The "Value" of the Project shall equal all consideration paid in connection with the Sale of the Project, including the stated purchase price, cash, notes, any indebtedness assumed and/or to which the Project is then subject, interest on any deferred portion of the purchase price and the value of any and all other consideration, direct or indirect, and whether paid to the Maker or to any other period or party, but excluding to the extent paid by Maker, the following: (i) prorations and reasonable selling expenses, including reasonable independent third party broker's commissions, (ii) title searches, (iii) survey costs, and (iv) recording costs, escrowed charges and transfer taxes.

             The term "Base Value" shall mean $23,200,000 less all eminent domain or condemnation awards, or damages and casualty insurance proceeds received by the Maker prior to the Maturity Date which are not applied to the restoration of the Project. Base Value may not be less than the original principal balance of the First Mortgage.

             The term "Sale of the Project" shall mean any sale, transfer, conveyance, assignment, exchange, liquidation or other disposition to an unrelated third party for value of substantially all of the Project or substantially all of the interests in the Mortgagor entity. Unless the Holder hereof gives written approval, any sale to a "Related Party" or "Affiliate" shall not be Sale of the Project. A "Related Party" includes, without limitation, any spouse, brother, sister, parent, child or grandchild of the Maker or principal of the Maker. An "Affiliate" means, as to the Maker, any individual or entity (i) that directly or indirectly controls or is controlled by or is under common control with the Maker, (ii) that is an officer of, partner in or trustee, or with respect to which the Maker serves in a similar capacity, or (iii) that is the beneficial owner, directly or indirectly, of 10% or more of any class of equity securities of the Maker or of which the Maker is an officer, partner or trustee, or with respect to which the Maker serves in a similar capacity, or (iii) that is the beneficial owner, directly or indirectly, of 10% or more of any class of equity securities of the Maker or of which the Maker is directly or indirectly the owner of 10% or more of any class of equity securities.

             If there has been no Sale of the Project, the Value of the Project shall be determined by an appraisal of the Project, prepared within sixty (60) days prior to the Maturity Date or the date of voluntary prepayment of this Amended and Restated Subordinated Note by the Maker. The appraisal shall be prepared by a qualified M.A.I. appraiser selected by Holder.

              The determination of appraised value shall be based, in part, upon the assumption that the rental income from or with respect to the Project is based on the then prevailing market rates for comparable rental space in the same vicinity as the Project even if the actual rent then being paid by lessees thereon is less. The appraisal shall specify the Value of the Project assuming that the said First Mortgage Loan may not be assumed;

             The purpose of appraisal of the Project shall be to estimate the market value of the fee simple interest, as- unencumbered of the Project at current occupancy as of the date of the appraisal. The definition of market value is the highest price in terms of money which a property will bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently, knowledgeably and assuming the price is not affected by undue stimulus. The determination of market value shall be based, in part, upon the assumption that the rental income from or with respect to the Project is based on the then prevailing market rates, for comparable rental space in the same vicinity as the Project, even if the actual rent then being paid by lessees thereon is less. The determination of market value shall be based, in part, upon a determination by the appraiser of the Project's highest and best use, which may include the value of the Project assuming conversion to condominium or cooperative ownership, provided, however, that it can be proven that there exists a viable market for condominium or cooperative conversions in the area where the Project is located and taking into account an allowance for reasonable costs incurred in connection with such conversion.

             In the event the Maker does not agree with the appraisal, the Maker must notify the Holder within three business days after receipt thereof, and it may arrange for another appraisal of the project by a qualified MAI appraiser, which appraisal must be completed within sixty
   (60) days of receipt of the first appraisal.

             In the event the Holder does not agree with the appraisal which is obtained by the Maker, and the Holder and the Maker is unable to agree upon the Value, the Holder must notify the Maker within three
   (3) business days after the receipt thereof, and the Holder may arrange for another appraisal of the Project by a qualified MAI appraiser to be selected jointly by the two appraisers who made the prior appraisals, which appraisal must be completed within thirty (30) days. The Value established pursuant to this third appraisal shall be binding upon the Maker and the Holder

            The cost of the first appraisal shall be borne by the Maker. The cost of all subsequent appraisals shall be shared equally by Holder and the Maker.

             D. Shared Appreciation Interest under subparagraph C shall be deemed earned and shall be payable (i) on the date of Sale of the Project; (ii) on the Maturity Date; or (iii) upon a prepayment of this Amended and Restated Subordinated Note, whichever first occurs, and further, such Shared Appreciation Interest is payable only to the extent that it exceeds any prepayment premium paid under Paragraph 4.

             E. Notwithstanding the foregoing, in the event of default by Maker under this Amended and Restated Subordinated Note or the Subordinated Mortgage securing this Amended and Restated Subordinated Note, and upon Holder's election, in its sole discretion, to accelerate all amounts due hereunder-and under the Subordinated-Mortgage, Holder shall obtain-the appraisal, described in Subparagraph C, within one hundred twenty (120) days after Holder's election so to accelerate, and the Shared Appreciation Interest, if any, due Holder as a result of such appraisal shall be due and payable within ten (10) days after a copy of the completed appraisal is delivered to Maker

             F. Notwithstanding the provisions contained in Paragraph l(c) above providing for the payments of Additional Interest, upon the earliest to occur of (i) the date of Sale of the Project; (ii) the prepayment of this Amended and Restated Subordinated Note; or (iii) the Maturity Date, Maker expressly understands and agrees to pay to the Holder the aggregate amount of all accrued and unpaid Additional
   Interest payable hereunder, provided that the aggregate amount of Additional Interest shall not exceed fifty percent (50%) of any difference between the Value and the Base Value of the Project (the Value and the Base Value of the Project to be calculated for purposes of this Paragraph 1.F. in the same manner as provided in Paragraph 1 .C.).

   2. Payment of First Mortgage Loan.

             The Maker covenants and agrees to pay all sums due or required to be paid under the terms of the First Mortgage Note and the First Mortgage prior to making any payments due hereunder.

   3. Additional Requirements.

             A. So long as the First Mortgage Note is held in trust in connection with the Project MBS, the Maker shall have no right or obligation to make any payments or prepayments hereunder from the income from the Project unless at the time of such payment or prepayment, the income generated by the Project is sufficient to pay in a timely manner the Project's necessary and reasonable expenses, reserves for replacement and all other amounts due and payable under the First Mortgage Note and the First Mortgage. Nothing contained herein is intended to relieve or modify the obligations of Maker to pay any and all sums due on or under the terms of the First Mortgage Note and the First Mortgage. Any Additional Interest or other sums not paid in any year because of the restrictions imposed by this subparagraph A shall continue to accrue without interest thereon and shall be paid in subsequent years as provided above. All such unpaid sums shall be added to the amount of accrued Additional Interest payable under Paragraph 1.

             B. Nothing in this Amended and Restated Subordinated Note is intended to alter or conflict with the terms, conditions, and provisions of the First Mortgage Note or the First Mortgage. In the event of any conflict or inconsistency between the terms of this Amended and Restated Subordinated Note-or the Subordinated Mortgage-and the terms of the First Mortgage Note or the First Mortgage, the provisions of the First Mortgage Note or the First Mortgage shall control, and the terms of this Amended and Restated Subordinated Note or the Subordinated Mortgage shall be deemed amended so as not to conflict with or alter such First Mortgage Note or First Mortgage, so long as the First Mortgage has not been released.

             C. In the event of a monetary default or pending default under any of the terms of the First Mortgage Note and/or the First Mortgage, as reasonably determined by the First Mortgagee, no payments will be made or accepted under this Amended and Restated Subordinated Note or under the Subordinated Mortgage without the First Mortgagee's prior written consent

             D. This Amended and Restated Subordinated Note shall not be modified or amended without the First Mortgagee's prior written consent.

             E. In the event that the Holder receives any payment or other distribution of any kind from the Maker or from any other source whatsoever with respect to the subordinated debt evidenced hereby, other than as permitted under this Amended and Restated Subordinated Note or under the Subordinated Mortgage, such payment or other distribution shall be received in trust for the First Mortgagee and promptly turned over to the First Mortgagee.

             F. Any default or breach hereunder also shall constitute a breach and default under the First Mortgage Note and the First Mortgage, and upon the occurrence thereof, the First Mortgagee shall have the right to exercise any of the remedies to which it is entitled under the First Mortgage Note and the First Mortgage.

             G. This Amended and Restated Subordinated Note shall not be negotiated, assigned or otherwise transferred without the prior written approval of the First Mortgagee.

              H. The Holder shall not, without the prior written approval of the First Mortgagee, commence or join with any other creditor in commencing any bankruptcy, reorganization or insolvency proceedings with respect to the Maker.

              I. In the event of a condemnation which results in a payment by the condemning body for any portion of the Project, or in the event any proceeds are received from any casualty loss covered by insurance, such condemnation proceeds or casualty loss proceeds shall be paid only to the First Mortgagee, and only upon the full satisfaction of the First Mortgage Note and the First Mortgage, shall the Holder receive payment from the remainder-of such proceeds.

              J.  In the  event of  a default  hereunder, the  Holder agrees that it shall not, without the prior written consent of the First Mortgagee, commence foreclosure proceedings or any other proceedings to enforce collection or-enforce its lien evidenced by the Subordinated-Mortgage.

   4. Prepayment. This Amended and Restated Subordinated Note may not be prepaid, in whole or in part, for a term of one (1) year from the date hereof. After one (1) year, the Maker shall have the right to prepay this Amended and Restated Subordinated Note in whole, provided that the First Mortgage Note is also prepaid in whole, as follows: if the Maker prepays this Amended and Restated Subordinated Note during the second through the ninth year, the Maker shall pay to Holder a prepayment penalty equal to nine percent (9%) of the unpaid principal amount of the First Mortgage Note as of the day immediately preceding the prepayment date of the First Mortgage Note; and if the Maker prepays during the tenth year, the Maker shall pay a prepayment penalty equal to one percent (1 %) of the unpaid principal amount of the First Mortgage Note as of the day immediately preceding the prepayment date of the First Mortgage Note. On the date of a prepayment in whole, the Maker shall pay to the Holder all Additional Interest to be paid hereon. Any prepayment shall be made only after not less than ninety (90) days nor more than one hundred eighty (180) days prior written notice from the Maker to the Holder and to the First Mortgagee of Maker's intention to prepay. Notwithstanding anything contained herein to the contrary, in the event that the Maker prepays the First Mortgage Note, the Maker shall be required to also prepay this Amended and Restated Subordinated Note, together with the prepayment penalties set forth herein.

              Notwithstanding-anything herein contained to the contrary, there shall be no prepayment premium due as a result of the application of (i) insurance proceeds; (ii) condemnation proceeds; (iii) the funds held with regard to the Achievement Escrow, as defined in the First Mortgage loan documents, or any paydowns of the outstanding principal balance of the First Mortgage Loan scheduled under the modified First Mortgage Note.

              Notwithstanding anything to the contrary regarding the payment of Additional Interest and the 9% penalty upon prepayment of the Amended and Restated Subordinated Note as provided above (the "KIP" Penalty"), the Maker shall pay to Holder as follows:

            a. For purposes of this Paragraph 4, fifty percent (50%) of the difference between the Value and the Base Value of the Project upon the earliest to occur of (i) the date of Sale of the Project; (ii) the prepayment of the Amended and Restated Subordinated Note; or (iii) the Maturity Date, shall be referred to as the Maximum Additional Interest Payment.

            b.   In  the event that the  KIP Penalty  is equal to or  exceeds
   the  Maximum  Additional   Interest  Payment,  no   accrued  and   unpaid
   Additional Interest will be owed to Holder.

            c.     In the  event the  KIP Penalty  is less  than the  Maximum
   Additional Interest Payment, the aggregate amount of any accrued and unpaid Additional Interest is payable only to the extent that the sum of such accrued and unpaid Additional Interest and the KIP Penalty does not exceed the Maximum Additional Interest Payment.

            d. Upon the earliest to occur of (i) the date of Sale of the Project; (ii) the prepayment  of the  Amended and  Restated Subordinated  Note; or
   (iii) the Maturity Date, if prepayment penalty is due from Maker to First Mortgagee Holder under the First Mortgage Loan (the "First Mortgage Penalty"), Holder agrees to pay to First Mortgagee, on behalf of Maker, (i) fifty percent (50%) of the First Mortgage Penalty, and
   (ii) if any,  the amount of which  the KIP Penalty received  rom Maker by
   Holder  exceeds the  Maximum  Additional Interest  Amount,  but not    in
   excess of the  First Mortgage Penalty. An example  is attached as Exhibit
   "A".

   5. Late Payment. If the Maker fails to make any payment of any amounts payable under this Amended and Restated Subordinated Note or the Subordinated Mortgage on or before the fifteenth (15th) day of the month during which such payment is due, the Holder may, at its option, impose a late charge upon the Maker not to exceed four cents ($0.04) on each dollar so delinquent.

   6. General Provisions.

             A. It is the intention and agreement of the parties that the Additional Interest payable hereunder be an additional charge for the principal sum advanced by the Holder with respect to the First Mortgage Note. Such Additional Interest shall not constitute an additional principal sum due under this Amended and Restated Subordinated Note or the First Mortgage Note.

             B.   Amounts   payable   under   this   Amended   and  Restated
   Subordinated Note shall be payable at the offices of Holder, or at such other place as the Holder may designate in writing.

            C. This Amended and Restated Subordinated Note and the indebtedness evidenced hereby is secured by a Subordinated Mortgage or Deed of Trust of even date herewith (the "Subordinated Mortgage") executed by the Maker in favor of the Holder hereof, which covers that certain real property and improvements thereon being more particularly described in the Subordinated Mortgage. The Subordinated Mortgage is subordinate and subject to the First Mortgage.

            D. It is not intended hereby to charge interest at a rate in excess of the maximum lawful rate of interest permitted to be charged the Maker under the laws of the State in which the Project is located or the laws of any other jurisdiction which may be deemed to govern the terms of this Amended and Restated Subordinated Note. The First
   Mortgagee has agreed to receive interest with respect to the First Mortgage Loan at a rate which is lower than the prevailing market rate of interest at-the time of such loan. The Holder's agreement to charge and receive such interest with respect to the First Mortgage Loan is in consideration of the Maker's agreement to pay Additional Interest as provided hereinabove. Accordingly, the Additional Interest received hereunder should be deemed to be spread and applied to the outstanding balance of this Amended and Restated Subordinated Note plus the outstanding balance of the First Mortgage Note, from time to time, over the entire term that both notes, or either of them, are outstanding. If, nevertheless, interest in excess of such maximum lawful rate shall be paid hereunder, then the rate imposed hereunder shall be reduced to such maximum lawful rate, and if from the circumstance, the Holder hereof shall ever receive as interest an amount which would exceed the highest lawful rate, such amount as would be deemed excessive interest shall be refunded to the Borrower.

            E. All financial statements and calculations with respect to the Property as required in this Amended and Restated Subordinated Note and Subordinated Mortgage shall be prepared according to the accrual method of accounting in accordance with generally accepted accounting procedures applied on a consistent basis from year to year. Holder must approve any accruals which are not normal and customary in the rental apartment business. Examples of normal and customary accruals include items such as taxes, insurance, replacement reserves or normal trade payables which relate to a particular period but are not paid in that period.

            F. It is expressly agreed that if the Maker is in default under this Amended and Restated Subordinated Note in the payment of any sums when due, or if the Maker is in default in the performance of any covenant or condition of the Subordinated Mortgage, or any other agreement evidencing or securing the repayment of the indebtedness, which default is not cured within the applicable grace period, if any, permitted in the Subordinated Mortgage, or such other agreement, then, and in any of such events, the Holder may declare all sums due and payable under this Amended and Restated Subordinated Note, subject to the restrictions of Paragraph 3.J. above.

              The  failure   of  the  Holder  to  exercise  its  option  for
   acceleration of maturity,
   foreclosure, or either, following any default as aforesaid or to exercise any other option granted to it hereunder or under the Subordinated Mortgage or the acceptance by the Holder of partial payments or partial performance, shall not constitute a waiver of any such default or option but such rights of the Holder shall remain continuously in force. Acceleration of maturity or other rights granted to the Holder hereunder, once claimed hereunder by the Holder, may at its option be rescinded or extended by written notice to that effect. The tender and acceptance of partial payment or partial performance alone shall not in any way affect or rescind an acceleration of maturity by the Holder.

              If any sum payable under this Amended and Restated Subordinated Note is not paid within ten (10) days of the date when due, whether by maturity or acceleration, the Maker agrees to pay all costs of collection, including but not limited to, court costs and reasonable attorney's fees, whether or not suit is filed thereon.

              G. The Maker, and any endorsers hereof, jointly and severally: (i) waive presentment, protest and demand, notice of protest, notice of dishonor and nonpayment of this Amended and Restated Subordinated Note, and every other notice of any kind respecting this Amended and Restated
   Subordinated Note except as set forth in this Amended and Restated Subordinated Note and the Subordinated Mortgage; and (ii) to the extent not prohibited by law, waive the benefit of any law or rule of law intended for its advantage or protection which would enable its release or discharge from liability hereon, in whole or in part, for any reason other than full and complete payment of all amounts due hereunder.

              H. The Maker hereby represents and warrants that: (i) it is a business or commercial organization; (ii) the loan evidenced hereby was made and transacted solely for the purpose of carrying on an investment in real estate; and (iii) the proceeds of the loan are not to be used in whole or in part for personal, family or household purposes.

              I. In the event that any one or more of the provisions contained herein are, for any reason, held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Amended and Restated Subordinated Note and this Amended and Restated Subordinated Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein

              J. This Amended and Restated Subordinated Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought and subject to the provisions of Paragraph 3.D. above.

             K.  All notices  given pursuant  to this  Amended and  Restated
   Subordinated Note shall be in writing and shall be hand delivered or mailed, registered U.S. Mail, return receipt requested to the parties at the addresses specified below or to such other addresses as may be specified by a party upon notice in compliance with this paragraph.

   Maker:   Royal Palm Place, Ltd.
                    c/o Altman Development Corporation
                    2201 Corporate Blvd.
                    Suite 200
                    Boca Raton, FL 33431

   Holder:  Krupp Insured Plus - III-Limited-Partnership
                    c/o Krupp Mortgage Corporation
                    Harbor Plaza
                    470 Atlantic Avenue
                    Boston, Massachusetts 02210

   First            Federal National Mortgage Association
   Mortgagee:       950 East Paces Ferry Road
                    Suite 1900
                    Atlanta, GA 30326-1161
                    Attn: Vice President
                    Multifamily Activities

   Servicer:        GMAC Mortgage Corporation
                    101 S. Hanley Road, Suite 1300
                    St. Louis. MO 63105

             L. This Amended and Restated Subordinated Note shall be given effect and construed by application of the laws of the State in which the Project is located.

             M. It is expressly understood and agreed that neither the Maker nor any partner, officer, director or stockholder of Maker, as the case may be, shall have any personal liability for payment of any sums due hereunder, and the Holder agrees to seek recourse solely against the real estate and other security granted to the Holder under the Subordinated Mortgage and any instrument further securing this Amended and Restated Subordinated Note, including, without limitation, the rents, issues and profits of the Project received by the Maker after default herein or the Subordinated Mortgage or any instrument further securing this Amended and Restated Subordinated Note (subject to the provisions of Paragraph 3 of this Amended and Restated Subordinated
   Note).

              N. Notwithstanding the foregoing, the Maker, any partner, officer, director or stockholder of Maker shall be subject to personal liability to the extent of receipt by them of proceeds of insurance on the Project, proceeds on account of condemnation thereof, or rents and issues and profits of the Project (including, without limitation, the proceeds of any sale of the Project) which Maker has not applied to payment of this Amended and Restated Subordinated Note as and when required by the terms of the Amended and Restated Subordinated Note.

       WITNESS the signature and seal of the Maker hereof this 1st day of December, 1995.

   WITNESS:                                   MAKER:

                                              ROYAL  PALM   PLACE,  LTD.,   a
                                              Florida Limited Partnership

                                              By:     Altman      Development
                                                      Corporation,
                                              a Florida corporation


              This Amended and Restated Subordinated Note is secured by a Subordinated Mortgage dated March 20, 1991 on the property located in the City of Kendall, County of Dade described therein from the Maker to the Holder.

                                  EXHIBIT "A"

                  EXHIBIT FOR PURPOSES OF PARAGRAPH 4d TO THE
               AMENDED AND RESTATED SUBORDINATED PROMISSORY NOTE

            Value of Project                                      $27,000,000

            Base Value of Project                                 $23,200,000

                    difference                                    $3,800,000

            Maximum Additional Interest Payment = 50% of
            or, $1,900,000                                        $3,800,000

            Outstanding First Mortgage Loan balance               $21,400,000

            First Mortgage Penalty                                  $415,588
            (@ 1.942% in the 7th year
            of the First Mortgage Loan)

            KIP Penalty                                           $1,926,000
            ( @ 9% in the 7th year of the
            First Mortgage Loan)

   So:
            KIP Penalty                                           $1,926,000

            Less Maximum Additional Interest Payment              $1,900,000

                    Excess                                            $26,000

            Plus KIP's 50% of First Mortgage Penalty                $207,794

            Amount paid by KIP to First Mortgage Lender             $233,794

            Amount paid by Royal Palm Place, Ltd. to                $181,794
                    First Mortgage Lender

             1. All capitalized terms used above are as defined in the Amended and Restated Subordinated Promissory Note.

                 2. Both the Value and the Outstanding First Mortgage Loan balance are assumed.

                 3.  A Sale or prepayment date of May 1, 1997 is assumed.

                     FEDERAL NATIONAL MORTGAGE ASSOCIATION
                       MORTGAGE-BACKED SECURITIES PROGRAM

                SUPPLEMENT TO PROSPECTUS DATED NOVEMBER 1, 1994
                             $ 21,329,259.000
                             ISSUE DATE DECEMBER 1, 1995
                             SECURITY DESCRIPTION FNAR 06.2500 MB109057
                             6.2500 PERCENT PASS-THROUGH RATE
                             FANNIE MAE POOL NUMBER MB-109057
                             CUSIP 313637B25
                             PRINCIPAL AND INTEREST PAYABLE ON THE 25TH OF EACH MONTH
                             BEGINNING JANUARY 25, l996

                             POOL STATISTICS (AS OF ISSUE DATE)

                    NUMBER OF MORTGAGE LOANS                               1
                    AVERAGE OUTSTANDING BALANCE                21,329,259.07
                    MATURITY DATE                                 04/01/2006
                    WEIGHTED AVG REMAINING TERM                          124
                    HIGHEST ANNUAL INTEREST RATE                      6.5000
                    LOWEST ANNUAL INTEREST RATE                       6.5000
                    WEIGHTED AVG ANNUAL INT RATE                      6.5000
                    %UPB W/ INTRST ONLY FIRST DISTRIB                    0.00

                 GEOGRAPHIC DISTRIBUTION OF SECURITY PROPERTIES

                    FLORIDA          1                         21,329,259.07

   THE DATE OF THIS SUPPLEMENT IS DECEMBER l, 1995

                  SUPPLEMENT TO PROSPECTUS REFERRED TO IN POOL
                           STATISTICS ATTACHED HERETO

                FEDERAL NATIONAL MORTGAGE ASSOCIATION
               GUARANTEED MORTGAGE PASS-THROUGH CERTIFICATES
               (ADJUSTABLE-RATE MULTIFAMILY BALLOON MORTGAGE LOAN)

                        PRINCIPAL AND INTEREST
                 PAYABLE ON THE 25TH DAY OF EACH MONTH
                 BEGINNING IN THE MONTH FOLLOWING THE ISSUE DATE

   THE CERTIFICATES, TOGETHER WITH INTEREST THEREON, ARE NOT
   GUARANTEED BY THE UNITED STATES. THE OBLIGATIONS OF THE FEDERAL NATIONAL MORTGAGE ASSOCIATION UNDER ITS GUARANTY OF THE CERTIFICATES ARE OBLIGATIONS SOLELY OF THE CORPORATION AND DO NOT CONSTITUTE AN OBLIGATION OF THE UNITED STATES OR ANY AGENCY OR INSTRUMENTALITY THEREOF OTHER THAN THE CORPORATION. THE CERTIFICATES ARE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND ARE "EXEMPTED SECURITIES" WITHIN THE MEANING OF THE SECURITIES EXCHANGE ACT OF 1934.

   Each Certificate offered hereby, and by the Prospectus {the "Prospectus"1 to which this is a supplement (which Prospectus is referred to in the Pool Statistics attached hereto), evidences a fractional undivided interest in a pool (the "Pool"1 containing a conventional, adjustable-rate balloon mortgage loan (the "Mortgage Loan"1 formed and held in trust by the Federal National Mortgage Association (the "Corporation"1, a corporation organized and existing under the laws of the United States. The Mortgage Loan was purchased by the Corporation for resale to Certificate holders by issuance of the Certificates, and they and the underlying Mortgage Loan are more particularly described herein.

   The Certificates are issued pursuant to the terms of the Trust Indenture dated as of July 1, 1984, as amended, executed by the Corporation acting in its corporate capacity and in its capacity as Trustee, as supplemented by an Issue Supplement dated as of the Issue Date set forth in the Pool Statistics attached hereto. The Corporation has certain contractual servicing responsibilities with respect to the Pool. In addition, the Corporation is obligated to distribute scheduled monthly installments of principal and interest (adjusted to the Accrual Rate) as further described herein, to the Certificate holders, whether or not received. The Corporation is also obligated to distribute to Certificate holders the full principal balance of the Mortgage Loan upon foreclosure, whether or not such principal balance is actually recovered.

   The Pool Statistics attached hereto contain statistical information respecting the Pool, including a prefix to the Pool Number that identifies the specific type of Mortgage Loan in the Pool. The Schedule of Mortgage Loan Information attached hereto contains additional Mortgage Loan information, including the maturity date, amortization term and prepayment characteristics of the Mortgage Loan in the Pool. The Corporation currently intends, but has not committed, to publish certain updated information about the Mortgage Loan periodically with Bloomberg L.P., or another similar information service. Such information is in addition to any information provided in the Bond Buyer.

   The Schedule of Loan Information sets forth the Debt Service Coverage Ratio as of the Issue Date for the Mortgage Loan. The "Debt Service Coverage Ratio" for the Mortgage Loan is the ratio of (a) the Net Operating Income estimated by the Corporation to be generated by the related Mortgaged Property for the 12-month period following the Issue Date to (b) the product of the amount of the Monthly Payment in effect at the Issue Date, multiplied by 12. "Net Operating Income" is the estimated revenue derived from the use and operation of a Mortgaged Property (consisting primarily of estimated market rental rates and laundry facilities, if any) less the estimated operating expenses (such as utilities, general administrative expenses, management fees, advertising, repairs and maintenance) and less the estimated fixed expenses (such as insurance and real estate taxes), all calculated in accordance with the Corporation's Multifamily Delegated Underwriting and Servicing Guide (the "DUS Guide"). The Schedule of Loan Information also sets forth the Debt Service Coverage Ratio at the maximum interest rate of 9.40% of the Mortgage Loan, which was equal to the ratio of (a) the current Net Operating Income to (b) the Monthly Payment at the projected unpaid principal balance of the Mortgage Loan when the maximum interest rate goes into effect, multiplied by 12.

                     CHARACTERISTICS OF THE MORTGAGE LOAN

   The Mortgage Loan has been originated by a mortgage lender (the "Lender"). The promissory note that evidences the Mortgage Loan (the "Mortgage Note") is secured by a security instrument (the "Mortgage") on a multifamily residential property consisting of five or more dwelling units (the "Mortgaged Property").

   Interest Rate and Payments

   The Mortgage Loan provides for a monthly payment in an amount sufficient to pay all interest accruing on such Mortgage Loan. The Mortgage Loan also provides that, on December 1, 1996, December 1, 1997, December 1, 1998 and December 1, 1999, the borrower shall make a principal payment of $250,000 in addition to any accrued interest due and payable. Such principal payment shall be distributed to Certificate holders on the next Distribution Date. The interest rate that accrues on the Mortgage Loan prior to December 1, 1996 is 6.50%. Since the Corporation's servicing and guaranty fee prior to December 1, 1996 will be .250%, the Accrual Rate for the Mortgage Loan will be 6.25% for each distribution through December 1996. Thereafter, the rate at which interest will accrue on the Mortgage Loan will not vary in response to a specified index (notwithstanding the terms of the Prospectus), but shall change in accordance with the schedule set forth below. The Corporation's servicing and guaranty fee and the Accrual Rate for the Mortgage Loan will also change as described below.

   Mortgage Interest                                    Servicing and
   Rate Change Date    Mortgage Interest Rate    Guaranty Fee   Accrual Rate
   12-1-96                               7.00%             .500%       6.500%
   12-1-97                               7.50              .500        7.000
   12-1-98                               8.00              .625        7.375
   12-1-99                               8.50              .625        7.875
   12-1-00                               9.00              .625        8.375
   12-1-01                               9.40              .625        8.775
   12-1-04                               9.40              .875        8.525

   The Mortgage Loan will mature on the maturity date indicated on the Pool Statistics information attached to this Supplement. All unpaid principal will be payable as a balloon payment due on the stated maturity date of the Mortgage Note together with accrued interest.

   Prepayment

   The borrower may prepay the Mortgage Loan in whole, but not in part, at any time without penalty. Furthermore, early recovery of Mortgage Loan principal, in whole or in part, could occur- on account of receipt of-casualty insurance proceeds or a condemnation award affecting the Mortgaged Property. Any casualty proceeds will be applied to restoration or repair of the Mortgaged Property and not to reduce Mortgage Loan principal, if there is then no Mortgage Loan default and the Corporation determines that: (i) there are sufficient funds to achieve restoration of the Mortgaged Property to a satisfactory condition, (ii} rental income after restoration will be sufficient to meet all project obligations, and (iii} restoration will be completed prior to the earlier of the maturity date of such Mortgage Loan, or within one year of the event of casualty. Prepayment or early recovery of principal of the Mortgage Loan may affect a Certificate holder's yield on its investment in Certificates. In addition, a partial early recovery of principal may affect the monthly payment amount distributable to Certificate holders. Fannie Mae guarantees the payment of principal and interest when due, but makes no representation or guaranty as to the occurrence or non-occurrence or an early prepayment of principal of a Mortgage Loan Mortgage Loan Documents; Subordinate Financing

   The Mortgage Note and Mortgage are executed on FNMA/FHLMC Uniform Instruments for multifamily loans made in the state in which the Mortgaged Property is located (as amended by an Addendum and a Rider}. Because the borrower's covenants (breach of which could result in Mortgage Loan default and early distribution of principal to Certificate holders} are the covenants provided for by such standard forms, they are typical of those contained in loans secured by multifamily rental properties.

   The loan documents also provide that any breach of the terms of any subordinate financing, which remains uncured after any applicable cure period, is a default on the Mortgage Loan pursuant to which the Corporation would have the right, but not the obligation, to declare the entire principal balance of the Mortgage Loan immediately due and payable. The borrower has entered into subordinate financing with Krupp Insured Plus III Limited Partnership, which is secured by a junior lien on the Mortgaged Property. The subordinate note provides that, so long as the Mortgage Loan is in the Pool, the borrower may not make payments on the subordinate note (or prepay the subordinate note) unless income from the Mortgaged Property is then sufficient to pay all amounts due under the Mortgage Loan, to pay the Mortgaged Property's necessary and reasonable expenses, and to fund reserves required by the Mortgage Loan. Certificate holders have no right to any payments due on the subordinate note. The subordinate note has no stated principal amount and its payments are characterized as (i} "Additional Interest" equal to the greater of "Minimum Additional Interest" and "Shared Income Interest," and (iii)} "Shared Appreciation Interest." "Minimum Additional Interest" is interest at the annual rate of .5% (50 basis points) of the outstanding balance of the Mortgage Loan accruing during each calendar year. "Shared Income Interest" per month is 30% of the Mortgaged Property's "Gross Rental Income" for such month(as defined in the subordinate note). Additional Interest is due on January 1 of each year, but the amount payable on each payment date may not exceed the lesser of 30% of the Gross Rental Income actually received in the prior year and 50% of the Mortgaged Properties "Net Income" (as defined in the subordinate note) for such annual period. Any amount due but not payable currently is deferred for payment on a later annual date. If not earlier paid, all deferred Additional Interest is due and payable, together with "Shared Appreciation Interest," when the Mortgaged Property is sold, when the subordinate loan is prepaid, or on the maturity date of the subordinate loan (which is the same as the maturity date of the Mortgage Loan}; provided that the amount then due shall not exceed 50% of the amount by which the value of the Mortgaged Property at the time of such event, determined by sale or appraisal, exceeds such value when the Mortgage Loan was made (as set forth in the subordinate note), with adjustment to such original value for the amount of any insurance proceeds or condemnation award insofar as not applied to restoration of the Mortgaged Property. "Shared Appreciation Interest" is 30% of such excess. The subordinate note may not be prepaid unless the Mortgage Loan is prepaid at the-same time, and the subordinate-note-must-be-prepaid U the Mortgage Loan is prepaid.

   The subordinate note provides that in the event of any conflicts or inconsistency between the terms of the subordinate financing and the terms of the Mortgage Loan, the terms of the latter shall control. Without consent of the Corporation as holder of the Mortgage Note, li) the subordinate note may not be modified or amended, and may not be negotiated, assigned, or otherwise transferred; (ii} if the Mortgage Loan is in default, no payments may be made on the subordinate note; and
   (iii) the holder of the subordinate note may not enforce its lien on the Mortgaged Property, commence proceedings to collect sums owed, or commence (or join in commencing} any bankruptcy, reorganization or insolvency proceedings with respect to the borrower.

   Assumption and Further Encumbrance

   The Mortgage Loan is assumable by a new mortgagor in the case of certain transfers of the related Mortgaged Property. As to such transfers, and certain sales or transfers of interests in the mortgagor, the
   Corporation's general policy described in the Prospectus requiring acceleration in the event of certain transfers of the Mortgaged Property is inapplicable. Among the permitted transfers are any for which a 156 transfer fee is paid and for which the transferee executes an assumption agreement, if the transferee meets those standards as to creditworthiness and management ability customarily applied by the Corporation for approval of borrowers for loans secured by similar properties. No portion of any such transfer fee will be distributed to Certificate holders.

                            FEDERAL TAX ASPECTS

   Certain federal income tax consequences of the ownership of Certificates are described in the Prospectus. The rulings described in the Prospectus under "Certain Federal Income Tax Consequences" and identified as Paragraphs 1, 2 and 3 do not apply to a mortgage loan to the extent that its principal amount exceeds the value of the real property securing it. The definition of "real property" is based on state law for purposes of the rulings described in Paragraphs 1 and 2, and on federal income tax law for purposes of the ruling described in Paragraph 3. Relying on the Lender's representations of its compliance with requirements of the OUS Guide concerning property appraisals and loan-to-value ratios, the Corporation believes that the fair market value of the real property securing the Mortgage Loan exceeds the Issue Date principal balance of such Mortgage Loan. The principal security for the Mortgage Loan is a first lien on real property consisting of a multifamily rental property. However, the Mortgage Loan is also secured by a security interest in related tangible personal property (e 9., equipment and furniture} and-in related intangible personal property such as rents and revenues, insurance proceeds, condemnation awards or settlements, contract rights, deposits, permits, accounts, licenses, and so forth.

   This  Prospectus   Supplement  does  not  contain   complete  information
   regarding this offering and should be read only in conjunction with the Prospectus that it supplements.

                   The  date  of this  Prospectus  Supplement  is the  Issue
   Date.
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